Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman
Senior Vice President - Finance
Horace Mann Educators Corporation
(217) 788-5708
www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR FIRST QUARTER

SPRINGFIELD, Ill., May 4, 2005 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $26.6 million (57 cents per share) for the three months ended March 31, 2005, compared to $21.7 million (47 cents per share) for the same period in 2004. Included in net income were net realized gains on securities of $4.7 million ($3.1 million after tax, or 6 cents per share) for the current period, compared to $5.3 million ($3.4 million after tax, or 7 cents per share) for the first three months of 2004. All per-share amounts are stated on a diluted basis.

“Horace Mann produced strong earnings in the first quarter, primarily driven by continued strength in our property and casualty profit margins,” said Louis G. Lower II, President and Chief Executive Officer. “As in recent quarters, the underlying property and casualty results benefited from aggressive underwriting and pricing actions taken in 2003 and 2004, ongoing improvements in claims processes, cost containment initiatives, and a continuing low level of non-catastrophe claim frequencies,” Lower added.

Segment Earnings

The property and casualty segment recorded net income of $19.7 million for the quarter, an increase over the prior year primarily as a result of the factors cited above. Net income for the annuity segment of $2.4 million for the first three months was lower than prior year, due largely to valuations of deferred policy acquisition costs and value of acquired insurance in force. Annuity segment earnings for the current period also reflected a decline in the interest margin, which was partially offset by lower operating expenses. Life segment net income of $3.2 million for the quarter was up slightly compared to prior year, due primarily to the valuation of deferred policy acquisition costs.

Segment Revenues

The company’s premiums written and contract deposits decreased 5 percent for the quarter compared to the first three months of 2004. While the quality of the company’s automobile and property business continues to improve, increases in average premium per policy for both lines were more than offset by the decline in policies in force. The decrease in annuity new contract deposits was due primarily to a reduction in single premium and rollover deposit receipts, partially offset by growth in new scheduled annuity deposits compared to the prior year. While deposits to fixed accounts decreased in the current low interest rate environment, variable annuity deposits increased compared to a year earlier. Life segment insurance premiums and contract deposits were somewhat lower than in the first three months of 2004, primarily reflecting the shift in sales mix toward partner products.

Sales and Distribution

Compared to a record level of annuity sales in the prior year, total new annuity sales decreased 18 percent in the first quarter. This decline was due primarily to a lower level of annuity new business from independent agents, reflecting the company’s desired shift in mix of business from this channel. While total career agent sales decreased in the current period compared to a year earlier in all product lines, average productivity per agent was comparable to the prior year’s level.

Horace Mann’s career agency force totaled 820 agents at March 31, 2005. “While the agency force is smaller than it was a year ago, the number of experienced agents has increased in each of the last four quarters,” Lower said. “The total number of agents increased during the first quarter compared to the end of last year and we anticipate continued, although more moderate, growth throughout 2005.”

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,
	2005	2004	% Change
DIGEST OF EARNINGS
Net income	$26.6	$21.7	22.6%

Net income per share:
Basic	$0.62	$0.51	21.6%
Diluted (A)	$0.57	$0.47	21.3%

Weighted average number of shares and equivalent shares:
Basic	42.9	42.7
Diluted (A)	47.6	47.3

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$233.7	$244.8	-4.5%

Return on equity (B)	11.1%	5.9%

Property & Casualty GAAP combined ratio	86.4%	93.5%

Property & Casualty combined ratio before catastrophes	85.3%	92.6%

Experienced agents	553	496	11.5%
Financed agents	267	334	-20.1%
Total agents	820	830	-1.2%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—

Book value (C)	$13.01	$13.50	-3.6%

Financial Position

Total assets	$5,577.5	$5,487.9	1.6%
Short-term debt	25.0	25.0
Long-term debt	144.7	144.7
Total shareholders’ equity	557.9	576.5	-3.2%

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. The Company’s Senior Convertible Notes represent 4.3 million equivalent shares and have annual interest expense of $2.7 million after tax. Diluted per share information for all periods is presented on a basis consistent with this consensus.
(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(C)	Before the market value adjustment for investments, book value per share was $11.96 at March 31, 2005 and $10.91 at March 31, 2004. Ending shares outstanding were 42,878,328 at March 31, 2005, 42,846,643 at December 31, 2004 and 42,722,701 at March 31, 2004.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data

(Dollars in Millions)

	Three Months Ended March 31,
	2005	2004	% Change
STATEMENTS OF OPERATIONS

Insurance premiums written and contract deposits	$233.7	$244.8	-4.5%

Insurance premiums and contract charges earned	$168.3	$167.6	0.4%
Net investment income	47.6	48.6	-2.1%
Realized investment gains	4.7	5.3

Total revenues	220.6	221.5	-0.4%

Benefits, claims and settlement expenses	103.0	111.5
Interest credited	28.1	26.4
Policy acquisition expenses amortized	18.3	16.4
Operating expenses	30.2	33.6	-10.1%
Amortization of intangible assets	1.8	1.3
Interest expense	1.8	1.7

Total benefits, losses and expenses	183.2	190.9	-4.0%

Income before income taxes	37.4	30.6	22.2%
Income tax expense	10.8	8.9

Net income	$26.6	$21.7	22.6%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$131.4	$134.0	-1.9%
Involuntary and other property & casualty	0.2	0.7

Total Property & Casualty	131.6	134.7	-2.3%

Annuity deposits	77.5	84.2	-8.0%

Life	24.6	25.9	-5.0%

Total	$233.7	$244.8	-4.5%

ANALYSIS OF SEGMENT NET INCOME

Property & Casualty
Before catastrophes	$20.7	$13.9	48.9%
Catastrophe costs, after tax	(1.0)	(0.8)

Total Property & Casualty	19.7	13.1	50.4%

Annuity	2.4	3.9	-38.5%

Life	3.2	3.1	3.2%

Corporate and other (A)	1.3	1.6

Net income	26.6	21.7	22.6%

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Three Months Ended March 31,
	2005	2004	% Change
PROPERTY & CASUALTY

Premiums written	$131.6	$134.7	-2.3%
Premiums earned	140.3	139.6	0.5%
Net investment income	8.0	8.8	-9.1%
Losses and loss adjustment expenses (LAE)	91.4	99.6
Operating expenses (includes policy acquisition expenses amortized)	29.9	31.3	-4.5%
Income before tax	27.0	17.5	54.3%
Net income	19.7	13.1	50.4%

Net investment income, after tax	6.8	7.3	-6.8%

Catastrophe costs, after tax	1.0	0.8
Catastrophe losses and LAE, before tax	1.6	1.2
Reinsurance reinstatement premiums, before tax	—	—

Operating statistics:
Loss and loss adjustment expense ratio	65.2%	71.3%
Expense ratio	21.2%	22.2%
Combined ratio	86.4%	93.5%

Combined ratio before catastrophes	85.3%	92.6%

Automobile and property detail:
Premiums written (voluntary)	131.4	134.0	-1.9%
Automobile	98.4	102.3	-3.8%
Property	33.0	31.7	4.1%

Premiums earned (voluntary)	138.4	137.5	0.7%
Automobile	98.2	100.2	-2.0%
Property	40.2	37.3	7.8%

Policies in force (voluntary) (in thousands)	807	843	-4.3%
Automobile	537	565	-5.0%
Property	270	278	-2.9%

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	69.6%	73.4%
Expense ratio	21.4%	22.0%
Combined ratio	91.0%	95.4%

Combined ratio before catastrophes	90.9%	95.3%

Total property operating statistics:
Loss and loss adjustment expense ratio	51.9%	60.0%
Expense ratio	20.8%	22.4%
Combined ratio	72.7%	82.4%

Combined ratio before catastrophes	69.0%	79.4%

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$—	$—
Total property	—	—
Other property and casualty	—	—

Total	—	—

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Three Months Ended March 31,
	2005	2004	% Change
ANNUITY

Contract deposits	$77.5	$84.2	-8.0%
Variable	32.1	31.2	2.9%
Fixed	45.4	53.0	-14.3%
Contract charges earned	4.3	4.2	2.4%
Net investment income	27.7	27.4	1.1%
Net interest margin (without realized gains)	8.1	9.1	-11.0%
Mortality gain (loss) and other reserve changes	0.1	(0.1)
Operating expenses (includes policy acquisition expenses amortized)	7.7	6.5	18.5%
Income before tax and amortization of intangible assets	4.8	6.7	-28.4%
Amortization of intangible assets	1.4	0.9
Income before tax	3.4	5.8	-41.4%
Net income	2.4	3.9	-38.5%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(1.4)	$0.4
Value of acquired insurance in force	(0.4)	—
Guaranteed minimum death benefit reserve	(0.1)	0.1

Annuity contracts in force (in thousands)	159	154	3.2%
Accumulated value on deposit	$3,087.4	$2,831.5	9.0%
Variable	1,231.7	1,137.5	8.3%
Fixed	1,855.7	1,694.0	9.5%
Annuity accumulated value retention - 12 months
Variable accumulations	92.9%	92.9%
Fixed accumulations	95.4%	95.2%

LIFE

Premiums and contract deposits	$24.6	$25.9	-5.0%
Premiums and contract charges earned	23.7	23.8	-0.4%
Net investment income	12.2	12.7	-3.9%
Income before tax	5.0	4.8	4.2%
Net income	3.2	3.1	3.2%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$0.6	$(0.1)

Life policies in force (in thousands)	250	256	-2.3%
Life insurance in force (in millions)	$13,241	$13,272	-0.2%
Lapse ratio - 12 months (Ordinary life insurance)	7.2%	7.2%

CORPORATE AND OTHER (A)

Components of gain before tax:
Realized investment gains	$4.7	$5.3
Interest expense	(1.8)	(1.7)
Other operating expenses	(0.9)	(1.1)
Income before tax	2.0	2.5
Net income	1.3	1.6

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Three Months Ended March 31,
	2005	2004	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at market (amortized cost 2005, $2,752.8; 2004, $2,522.6)	$2,823.9	$2,682.1
Short-term investments	10.3	59.4
Short-term investments, securities lending collateral	253.2	385.9
Policy loans and other	83.7	79.8

Total Annuity and Life investments	3,171.1	3,207.2	-1.1%

Property & Casualty
Fixed maturities, at market (amortized cost 2005, $704.0; 2004, $634.5)	707.7	656.8
Short-term investments	9.6	41.1
Short-term investments, securities lending collateral	2.0	0.9
Other	0.5	0.7

Total Property & Casualty investments	719.8	699.5	2.9%

Corporate investments	0.2	0.6

Total investments	3,891.1	3,907.3	-0.4%

Net investment income
Before tax	$47.6	$48.6	-2.1%
After tax	32.5	33.2	-2.1%

Realized investment gains by investment portfolio included in Corporate and Other segment income
Property & Casualty	$—	$2.3
Annuity	4.7	2.1
Life	—	0.9
Corporate and Other	—	—

Total, before tax	4.7	5.3
Total, after tax	3.1	3.4
Per share, diluted	$0.06	$0.07

OTHER INFORMATION

End of period goodwill asset	$47.4	$47.4

End of period property and casualty net reserves (A):
March 31, 2005	$313.2
December 31, 2004	309.3
December 31, 2003	283.7
December 31, 2002	231.0
December 31, 2001	241.6
December 31, 2000	223.0
December 31, 1999	206.8

(A)	Unpaid claim and claim expense reserves net of anticipated reinsurance recoverables and reduced for checks issued and outstanding.